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                                                                    EXHIBIT 99.2

                            PROXY FOR ANNUAL MEETING
                               OF SHAREHOLDERS OF
                              TOWNE SERVICES, INC.

                          TO BE HELD ON JUNE 18, 2001


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned hereby constitutes and appoints G. Lynn Boggs and Randall S. Vosler, and each or either of them, as true and lawful agents and proxies of the undersigned with full power of substitution and revocation in each, to represent and vote, as indicated below, all of the shares of common stock of Towne Services, Inc. ("Towne Services") that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Towne Services to be held on June 18, 2001 at the Hilton Garden Inn, 11695 Medlock Bridge Road, Duluth, Georgia 30097 at 10:00 a.m. local time, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and the accompanying joint proxy statement/prospectus, receipt of which is acknowledged, and upon any other business that may properly come before the meeting or any adjournment. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and the accompanying joint proxy statement/prospectus as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.



    The Board of Directors recommends a vote for all proposals. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for all proposals.


1. Proposal to approve the merger agreement among Private Business, Inc., Towne Acquisition Corporation, which is a wholly owned subsidiary of Private Business, Inc., and Towne Services, Inc., and the transactions contemplated by the merger agreement, including the merger.

         [ ]  FOR                [ ]  AGAINST                [ ]  ABSTAIN

2.  Election of directors:

        G. Lynn Boggs                John W. Collins                John D.
                                   Schneider, Jr.

[ ]  FOR all nominees listed                              [ ]  WITHHOLD AUTHORITY to
     (except as marked to the contrary)                        vote for all nominees

   (INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name(s) in the space provided below.)

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                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)
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                          (CONTINUED FROM OTHER SIDE.)


3. In their discretion, G. Lynn Boggs and Randall S. Vosler may act upon such other business as may properly come before the meeting or any adjournment thereof.


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
                                                             Dated: ---------------------------------------------,
                                                             2001

                                                             ---------------------------------------------------------
                                                             Signature

                                                             ---------------------------------------------------------
                                                             Signature if held jointly
                                                             Please date this proxy sign exactly as name or names
                                                             appear on this proxy. Where more than one owner is shown,
                                                             each owner should sign. Persons signing in a fiduciary or
                                                             representative capacity must give full title. If a
                                                             corporation, please sign in full corporate name by
                                                             authorized officer. If a partnership, please sign in
                                                             partnership name by authorized person.
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   PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE
                               ENCLOSED ENVELOPE.